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                                                                    EXHIBIT 3.1



                                   CERTIFICATE
                                       OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION



ERROL GINSBERG and RONALD W. BUCKLY certify that:

1. They are the president and secretary, respectively, of IXIA COMMUNICATIONS, a California corporation.

2. The articles of incorporation of this corporation are amended and restated in their entirety to read as is set forth in EXHIBIT A attached hereto.

3. The foregoing amendment and restatement of articles of incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Article I of the articles of incorporation of this corporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of shares outstanding and entitled to vote of the corporation was 15,252,716. The number of shares voting in favor of the amendment exceeded the vote required. The percentage vote required was more than 50%.

5. The foregoing amendment of Article III of the articles of incorporation of this corporation was one which may be adopted with approval by the Board of Directors alone in accordance with Section 902(c) of the California Corporations Code. The amendment to Article III effects only a stock split and there is presently only one class of shares outstanding.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


        Date: March 20, 2000



                                                 /S/ ERROL GINSBERG
                                         -------------------------------------
                                         Errol Ginsberg, President


                                                 /S/ RONALD W. BUCKLY
                                         -------------------------------------
                                         Ronald W. Buckly, Secretary


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                                    EXHIBIT A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                      IXIA


                                       I.



        The name of this corporation is Ixia.


                                       II.

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                      III.

        A. This corporation is authorized to issue two classes of shares of stock designated as "Common Stock" and "Preferred Stock," respectively. The number of shares of Common Stock which this corporation is authorized to issue is Seventy Five Million (75,000,000), and the number of shares of Preferred Stock which this corporation is authorized to issue is One Million (1,000,000).

        Upon amendment of this Article, each outstanding share of Common Stock is split up and converted into three (3) shares of Common Stock.

        B. The Preferred Stock may be divided into such number of series as the board of directors may determine. The board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.



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                                       IV.

        A. LIMITATION OF DIRECTORS' LIABILITY. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

        B. INDEMNIFICATION OF CORPORATE AGENTS. This corporation is authorized to provide indemnification of its agents (as defined in Section 317 of the General Corporation Law of California) for breach of duty to this corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by such
Section 317, subject to the limits on such excess indemnification set forth in
Section 204 of the General Corporation Law of California.

        C. REPEAL OR MODIFICATION. Any repeal or modification of the foregoing provisions of this Article V by the shareholders of this corporation shall not adversely affect any right or protection of a director or agent of this corporation existing at the time of such repeal or modification.



                                      * * *




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                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                      IXIA



        ERROL GINSBERG and RONALD W. BUCKLY certify that:

        1. They are the President and the Secretary, respectively, of Ixia, a California corporation (the "Company").

        2. Article III.A. of the Amended and Restated Articles of Incorporation of the Company is amended to read in its entirety as follows:

                "A. This corporation is authorized to issue two classes of shares of stock designated as "Common Stock" and "Preferred Stock," respectively. The number of shares of Common Stock which this corporation is authorized to issue is Two Hundred Million (200,000,000), and the number of shares of Preferred Stock which this corporation is authorized to issue is One Million (1,000,000)."

        3. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors of the Company.

        4. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of shares outstanding and entitled to vote of the Company was 47,074,167. The number of shares voting in favor of the amendment exceeded the vote required. The percentage vote required was more than 50%.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.




Date:  August 11, 2000.



                                               /S/ ERROL GINSBERG
                                         -------------------------------------
                                         Errol Ginsberg, President


                                              /S/ RONALD W. BUCKLY
                                         -------------------------------------
                                         Ronald W. Buckly, Secretary